Exhibit 99.1

Zion Oil & Gas Nears Drilling Phase in Northern Israel

DALLAS and CAESAREA, Israel, Oct. 19, 2016 (GLOBE NEWSWIRE) -- Zion Oil & Gas, Inc. (NASDAQ:ZN) announced today that it has met and complied with two key conditions set by Israel’s Petroleum Commissioner, enabling it to move toward drilling its next deep oil well, about 40 kilometers (~25 miles) south of the Sea of Galilee, where the Jordan and Jezreel Valleys meet.

The State of Israel produces only a few thousand barrels of oil a day, which means it relies on the global market for more than 99 percent of its consumption. Zion Oil & Gas is committed to discovering a domestic supply of oil, which is a vitally important resource to ensure Israel’s strategic and financial security, and in so doing to bless the nation.

“We are excited to have successfully negotiated a drilling contract with DAFORA S.R.L. as well as completing and submitting our drilling engineering plan,” says Victor G. Carrillo, Zion’s CEO. “Reaching these two milestones, combined with signing agreements with both Kibbutz Sde Eliyahu on whose property the drill pad will be situated, and the Israel Land Authority (ILA) to access and utilize the drill site, allows us to start drill pad construction soon.”

Zion’s oil well drilling contract is with S.C. Daflog S.R.L., the Israeli-registered entity of and related party of DAFORA, a Romanian company.

“Given that DAFORA has drilled over 1,000 wells in Romania, Eastern Europe and East Africa, we are confident they are the right partner for our Megiddo-Jezreel #1 well in Israel,” Zion’s President, Dustin Guinn, said. “Zion will use DAFORA’s F-400 drilling rig, currently stored in Israel, to drill to about 4,500 meters (~15,000 feet).”

Dafora’s F-400 Rig

“We plan to award the drill site construction contract as soon as our outside engineering firm finalizes our site plan to accommodate DAFORA’s F-400 rig,” said Mr. Carrillo. “Assuming no further weather or regulatory delays, drill site construction should begin in November and take no longer than about 60 days to finish.”

In preparation to drill, Zion has spent almost $1,000,000 on necessary well drilling equipment, including well casing, and long lead time items. The Company’s final step before spudding the well is to submit the drill site plan along with its application to drill to the government for final approval.

This all depends, however, on raising significant additional capital. Zion is currently offering a public bond program with a 12% annual return for 12 years, in addition to their ongoing Direct Stock Purchase Program (DSPP).

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“We think this program offers a unique opportunity for interested investors to both move our drilling operations forward while also benefitting from a generous return,” Mr. Guinn describes. “We are facing a final date of October 31, 2016, for this current Bond Offering for those wanting to participate.”

Zion is dedicated to exploring for oil and gas onshore Israel. We are 100% focused on our Megiddo-Jezreel License, a large area of about 99,000 acres south of the Sea of Galilee. Zion has been granted the exclusive right to explore in an area that appears to possess the key geologic ingredients of an active petroleum system with significant onshore exploration potential. We intend to start drilling our deep exploratory well, the Megiddo-Jezreel #1, as soon as possible, assuming sufficient capital is raised.

Contact Info:

Zion Oil & Gas, Inc.

12655 North Central Expressway, Suite 1000

Dallas, TX 75243

Andrew Summey

Telephone: 888-891-9466

Email: invest@zionoil.com

www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this press release that are not historical fact, including statements relating to Zion’s entry into a drilling contract with Daflog and the terms, the public offering, and the results thereof are forward-looking statements as defined in the “Safe Harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic filings with the Securities and Exchange Commission, including the prospectus filed in connection with Zion's current public offering, and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. Accordingly, Zion can give no assurance that the expectations reflected in these statements will prove to be correct. Zion assumes no responsibility to update these statements.

Please note that this communication is neither an offer nor a solicitation of any offer. The securities are offered by prospectus only, and only within those states and other jurisdictions in which the securities may be sold, and this communication is neither an offer to sell nor a solicitation of any offer to buy in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities of any such state or jurisdiction.

Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Zion Oil & Gas or its underwriter, Network 1 Financial Securities, Inc., will arrange to send you the prospectus if you request it by calling toll free 888-891-9466. Direct links to the SEC location, or to the documents in PDF, may be found on the home page of Zion Oil & Gas. Inc., at www.zionoil.com.

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